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                                  EXHIBIT 10.1
                            PEOPLE'S BANCSHARES, INC.
                AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN
   (AS ASSUMED BY FIRSTFED AMERICA BANCORP, INC., EFFECTIVE FEBRUARY 28, 2002)







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                            PEOPLE'S BANCSHARES, INC.
                AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN

1.      PURPOSE

        This Amended and Restated Directors' Stock Option Plan (the "Plan"), which was first adopted as the People's Savings Bank of Brockton 1986 Nonemployees Nonqualified Stock Option Plan effective as of October 30, 1986, as amended and restated effective May 11, 1995, is intended to attract and retain directors of People's Bancshares, Inc. ("Bancshares") or its Subsidiaries (as hereinafter defined) who are not officers or full-time employees of Bancshares or any of its Subsidiaries (each, an "Eligible Director") and strengthen their mutuality of interest with the Bancshares' stockholders, by enabling Eligible Directors to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of Bancshares. Bancshares intends that this purpose will be effected by the granting of nonqualified stock options ("Nonqualified Options") under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing 50 percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by Bancshares.

2.      OPTIONS TO BE GRANTED AND ADMINISTRATION

        (a)    Options granted under the Plan shall be Nonqualified Options.

        (b) The Plan shall be administered by a committee (the "Option Committee") of not less than two directors of Bancshares appointed by the Board of Directors of Bancshares (the "Board"), provided, however, that during the period of one year immediately prior to service and while serving on the Option Committee under the Plan, no member of the Option Committee may have been granted an option, or stock, or stock appreciation right or similar right under any plan of Bancshares under which any person exercises discretion to determine the recipients or terms or conditions of such grants. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

        (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:

               (i) To construe and interpret the Plan and options granted thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Option Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. The Option Committee may delegate to the Chief Financial Officer of Bancshares responsibility for the day-to-day administration of the Plan, but any exercise of discretion under the Plan may not be delegated. Notwithstanding the foregoing, the Option Committee shall have no discretionary or interpretative power or authority with respect to any award under the Plan which would cause any Eligible Director to fail to be a "disinterested person" as defined in Rule 16b-3 or any successor rule as promulgated by the Securities and




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Exchange Commission under the Securities Exchange Act of 1934, as amended (the
"1934 Act'). All decisions and determinations by the Option Committee in the exercise of its power shall be final and binding upon Bancshares and Optionees.

               (ii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Bancshares with respect to the Plan.

3.      STOCK

        (a) The stock subject to the options granted under the Plan shall be shares of Bancshares' authorized but unissued common stock, par value $0.10 per share (the "Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan (including shares underlying options granted pursuant to the 1986 Nonemployees Nonqualified Stock Option Plan) shall not exceed an aggregate of 69,000 shares of Common Stock. Such numbers shall be subject to adjustment as provided in Section 6 hereof.

        (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be the subject to options under the Plan.

4.      DIRECTORS' FORMULA AWARDS

        Options shall be granted under the Plan only to Eligible Directors. Each Option granted under the Plan shall be the subject of an option agreement containing such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of the provisions to Section 4(a) or (b) as applicable, and Sections 4(d) through (g) below.

        (a) 1996 AWARDS. An option under which a total of 1,000 shares of Common Stock may be acquired shall be granted on the Friday following the 1996 annual meeting of the stockholders of Bancshares to each Eligible Director who is an incumbent member of the Board on that date. In the event the aggregate number of shares of Common Stock authorized to be awarded under the Plan is insufficient to make such awards in full, each Eligible Director shall be awarded options to acquire a pro-rated portion of the available shares.

        (b) AWARD UPON INITIAL ELECTION. An option under which a total of 1,000 shares of Common Stock may be acquired shall be granted to each Eligible Director upon initial election or appointment to the Board after consummation of the Reorganization (as defined in Section 13 below).

        (c) LIMITATIONS ON AWARDS. Notwithstanding the foregoing provisions of this Section 4, no Eligible Director shall be eligible to receive any option under the Plan, if at the date of grant of such option, such person beneficially owns in excess of ten percent of the outstanding Common Stock.


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        (d) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option granted to an Optionee under the Plan shall expire on the tenth anniversary of the date on which the option was granted, or, if earlier, on the date the Optionee ceases to be a director of Bancshares due to (i) the Optionee's removal from the Board by a vote of either the stockholders of Bancshares or the Board or (ii) the Optionee's resignation from the Board.

        (e) MINIMUM SHARES EXERCISABLE. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

        (f)    Exercise.

               (i) Each option shall be exercisable, in whole or in part, and in one or more installments, at any time after the date the option is granted except that, subject to Section 4(a), no option stall be exercisable in whole or in part, until the Optionee's completion of at least one year of service as a director of Bancshares or People's Savings Bank of Brockton (the "Bank"), following his or her election or appointment to the Board of Bancshares.

               (ii) Notwithstanding the requirement contained in Section 4(f)(i) above, upon the occurrence of any of the following events, each option granted to in Optionee shall become immediately exercisable in full:

                      (1) the Optionee ceases to be a director of Bancshares due to the Optionee's death;

                      (2) the Optionee ceases to be a director of Bancshares due to the Optionee's disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code");

                      (3) delivery of written notice of a stockholders' meeting to the stockholders of Bancshares announcing a stockholders' meeting at which the stockholders will consider a proposed merger of Bancshares, proposed sale of substantially all of Bancshares' assets or similar proposed reorganization of Bancshares, but only if (i) the Board has not voted to recommend such proposed merger, sale or similar reorganization or (ii) following such merger, sale or similar reorganization Bancshares will not survive as an operating company;

                      (4) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the 1934 Act) by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), other than Bancshares, directly or indirectly, of securities representing 25% or more of the total number of votes that may be cast for the election of directors of Bancshares where two-thirds of the Board has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event, it shall only be valid for the


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purposes of this Section 4(f)(ii)(4) if a majority of the consenting Board is comprised of directors of Bancshares who were directors of Bancshares immediately prior to the event; or

                      (5) commencement (within the meaning of Rule 14d-2 as promulgated under the 1934 Act) of a "tender offer" for Bancshares stock subject to Section 14(d)(2) of the 1934 Act when, within the 10-day period specified in Rule 14e-2 (as promulgated under the 1934 Act), Bancshares does not recommend acceptance of the tender offer.

               (iii) In the event the Optionee ceases to be a director of Bancshares due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised by the Optionee (or, if the Optionee is not living, by the Optionee's heirs, legatees or legal representatives) during its specified term within one year of the date the Optionee ceases to be a director of Bancshares.

               (iv) In the event the Optionee ceases to be a director of Bancshares due to any reason other than as set forth in Sections 4(d) or 4(f)(iii), each option granted to the Optionee may be exercised by the Optionee during its specified term within three (3) months of the date the Optionee ceased to be a director of Bancshares to the extent the option was exercisable, if at all (as determined pursuant to Sections 4(f)(i) and 4(f)(ii)) on the date on which the Optionee ceases to be a director of Bancshares).

        (g) PURCHASE PRICE. The purchase price per share of Common Stock under each option shall be the fair market value of the Common Stock on the date the option is granted.

5.      METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

        (a) Subject to compliance with the Plan and the option agreement, any option granted under the Plan may be exercised by the Optionee by delivering to the Option Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

        (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either in (i) cash, cashier's check or certified check equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) at the Optionee's election, if authorized by the applicable option agreement (x) by delivery of shares of Common Stock having a fair market value, determined as provided in Section 9(b) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock or (y) by the Optionee delivering to Bancshares a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Bancshares cash or a check payable and acceptable to Bancshares to pay the Total Option Price; provided that in the event the Optionee chooses to pay the Total Option Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Option Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.


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        The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead to accordance with the provisions of the Plan and the option agreement) by Bancshares of the full purchase price for such shares and the fulfillment of any other applicable requirements.

6.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        (a) If the shares of Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Bancshares, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

        (b) Adjustments under this Section 6 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provisions for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

7.      EFFECT OF CERTAIN TRANSACTIONS

        In the case of (i) the dissolution or liquidation of Bancshares, (ii) a reorganization, merger or consolidation in which Bancshares is acquired by another entity or in which Bancshares is not the surviving corporation or (iii) the sale of all or substantially all of the property of Bancshares to another corporation, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 6. In the event of such termination, all outstanding options shall be exercisable in full for at least 15 days prior to the date of such termination, whether or not otherwise exercisable during such period.

8.      RELEASE OF FINANCIAL INFORMATION

        A copy of Bancshares' annual report to stockholders shall be delivered to each Optionee at the time such report is distributed to Bancshares' stockholders. Upon request, Bancshares shall furnish to each Optionee a copy of its most recent annual report and each quarterly report and current report filed under the 1934 Act since the end of Bancshares' prior fiscal year.


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9.      MISCELLANEOUS

        (a) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof,
(ii) Bancshares shall have issued and delivered the shares to the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of Bancshares. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

        (b) FAIR MARKET VALUE. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any option agreement or similar document, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules: If the Common Stock is at the time admitted to trading or listed on NASDAQ or any stock exchange, then the fair market value shall be the closing price of the Common Stock on the date in question on NASDAQ or the stock exchange, as the case may be, on which the Common Stock is then admitted to trading or listed. If no reported sale of Common Stock takes place on the date in question on NASDAQ or such stock exchange, as the case may be, then the closing price of the Common Stock on the most recent date on which the Common Stock was traded on NASDAQ or such exchange, as the case may be, shall be determinative of fair market value.

        (c) No options shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Options may be exercised during the Optionee's lifetime only by the Optionee or his or her guardian or legal representative.

10.     AMENDMENT OF THE PLAN

        The Board of Directors may amend the Plan at any time, and from time to time, subject to any required regulatory approval and to the limitations that:

        (a) except as required to comply with the requirements of the Code or the Employee Retirement Income Security Act of 1974, as amended, no amendment to the provisions of the Plan relating to the amount, price and time of awards under the Plan shall be made unless at least six months have elapsed since the adoption of this Plan or any subsequent amendment affecting such provisions; and

        (b) except as provided in Section 6 and 7 hereof, no amendment shall be effective unless approved by the stockholders of Bancshares in accordance with applicable law and regulations, where such amendment will:

               (i) increase the number of shares of Common Stock as to which options may be granted under the Plan;

               (ii) change in substance any provision relating to price, amount and timing of awards made under the Plan; or



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               (iii) materially increase the benefits accruing to participants under the Plan. Except as provided in Section 6 and 7 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

11.     NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders of Bancshares for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only to specific cases.

12.     GOVERNMENT AND OTHER REGULATION; GOVERNING LAW

        (a) The obligation of Bancshares to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.




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